Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vermillion, Inc.

Austin, Texas

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated March 28, 2014, relating to the consolidated financial statements of Vermillion, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP

Austin, Texas

September 30, 2014